Exhibit 99.1
For Immediate Release
Local.com® Acquires Approximately 22,000
Subscription Customers
Company ends 2009 with over 40,000 small business subscribers
IRVINE, CA, Jan. 5, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today announced that on December 30, 2009 it acquired approximately 22,000 web hosting subscribers, bringing the company’s total subscribers to over 40,000. In connection with the transaction, the company also secured an option to purchase up to approximately 10,000 additional web hosting subscribers during the first quarter of 2010.
The acquired customers pay approximately $35 per month for web hosting services, which are provided by a third party with which the company has contracted.
“This acquisition is expected to be immediately accretive,” said Heath Clarke, Local.com chairman and CEO. “This is our third subscriber acquisition since February 2009, and we ended 2009 much closer to our stated target of 50,000 small business subscribers. We anticipate additional future acquisitions in order to increase our small business subscriber base.”
The company acquired the subscribers from LaRoss Partners, LLC, for approximately $2.6 million in cash, which amount will be reduced in the event any of the subscribers are not successfully transferred to the company. The company funded the acquisition by accessing its previously announced line of credit. The company expects to complete the transfer of the subscribers during the first quarter 2010.
About Local.com®
Local.com (NASDAQ: LOCM) owns and operates a leading local search site and private label network in the United States. The company uses patented technologies to provide over 20 million consumers each month with the most relevant search results for local businesses, products and services on Local.com and over 700 regional media sites. Businesses can target ready-to-purchase consumers using a variety of advertising products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, increase the number of businesses that purchase our subscription advertising and other business products, expand our advertiser and distribution networks, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
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Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com
Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com